Exhibit 10.212

“CONFIDENTIAL TREATMENT REQUESTEE BY CYGNUS, INC.

MUTUAL TERMINATION OF

WAREHOUSE DISTRIBUTION CONTRACT

between

UPS SUPPLY CHAIN MANAGEMENT, INC.

and

CYGNUS, INC.

Dated

August 25, 2000

This Mutual Termination (“Termination”), having an Effective Date of September 10, 2002, of the Warehouse Distribution Contract (“Contract”), having an effective date of August 25, 2000, and amended pursuant to a First Amendment dated February 9, 2001, a Second Amendment dated March 1, 2001, a Third Amendment dated June 1, 2001, a Fourth Amendment dated February 18, 2002, a Fifth Amendment dated February 27, 2002, a Sixth Amendment dated March 7, 2002, a Seventh Amendment dated May 23, 2002, and an Eighth Amendment dated June 20, 2002, collectively the “Amendments,” is between UPS Supply Chain Management, Inc. (hereinafter “SCM”), f/d/b/a Livingston Healthcare Services Inc., having a principal place of business at 220 Lake Drive, Newark, DE 19702, and Cygnus, Inc. (hereinafter “Client”), having its principal place of business at 400 Penobscot Drive, Redwood City, CA 94063.

RECITALS

WHEREAS, SCM and Client now wish to mutually terminate the Contract and its Amendments;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree to terminate the Contract and its Amendments as follows

1.               This Mutual Termination is made according to Section 5.1 of the Contract.

2.               Commencing September 1, 2002, the Logistics Fee Schedule will be as set forth on Exhibit A.1 to this Termination.

3.               Within ten (10) calendar days of the Effective Date of this Termination, Client will assume all responsibilities for order processing, and for the month in which Client assumes order processing responsibilities, SCM will bill Client on a pro-rated basis for the monthly fee.

4.               On or before October 31, 2002, Client will transfer the dispensing and warehousing services currently provided by SCM to a third party distributor or its designee.  SCM will cooperate fully with Client and its third-party distributor and any designee in this transfer. For the month in which Client transfers dispensing and warehousing services, SCM will bill Client on a pro-rated basis for the monthly fee.

5.               SCM will send in a timely manner any prescriptions received after the date on which Client transfers dispensing and warehousing services to Client’s third-party distributor or its designee, provided that such third-party distributor or its designee is licensed to dispense products into the state for which the prescription was received.  In consideration for performing this service, Client will pay SCM a one-time fee of [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.].  SCM will maintain its facsimile machine in Rancho Cucamonga CA through January 31, 2003 to receive any such prescriptions.

6.               On or before October 31, 2002, Client will notify SCM where to ship all Products then in SCM’s possession or control, all packaging, shipping and labeling materials related thereto, all invoice forms, any equipment or property purchased by Client, including the Dedicated Assets set forth on Exhibit C of the Contract, as amended, and all customer and sales representative lists and other confidential or proprietary information provided under the Contract by Client or developed by SCM in relation to the Contract, and any information provided in order that SCM may have obtained any government licenses and permits.  SCM shall be compensated at the accessorial labor rate set forth in Exhibit A.1 to this Termination in returning property of Client.

7.               As additional consideration, Client will pay SCM a one-time payment of [CONFIDENTIAL TREATMENT REQUESTED BY CYGNUS, INC.] to fully compensate SCM for its start-up costs and ongoing services prior to September 1, 2002.  Such payment shall be made within thirty (30) calendar days of receipt of an invoice in this amount from SCM.

8.               The parties mutually release each other from any claims arising from or incident to the Contract or this Termination of the Contract.  The obligations to make the payments set forth in Paragraphs 2, 3, 5, and 7 above, the obligations of both parties under Article IV of the Contract, the rights and obligations of both parties under Article VII, and the applicable definitions and general provisions set forth in Articles I and IX of the Contract shall survive this Termination.

IN WITNESS WHEREOF, the parties have executed this Mutual Termination to the Contract.

UPS SUPPLY CHAIN MANAGEMENT, INC.

By:	/s/ Peter Westerman
Name:	Peter Westerman
Title:	SVP BD
Dated:	9/12/02

CYGNUS, INC.

By:	/s/ John C Hodgman
Name:	John C Hodgman
Title:	Chairman, President & CEO
Dated:	Sept 9, 2002